EXHIBIT 10.53
EXECUTION COPY

        INCREMENTAL FACILITY AMENDMENT (this "Amendment") dated as of July 7, 2005, among Interline Brands, Inc., a Delaware corporation ("Holdings"), Interline Brands, Inc., a New Jersey corporation (the "Borrower"), the Tranche B-2 Lenders (as defined below) and CREDIT SUISSE, CAYMAN ISLANDS BRANCH (formerly known as Credit Suisse First Boston, acting through its Cayman Islands Branch), as Administrative Agent under the Credit Agreement referred to below (the "Administrative Agent"), to the Amended and Restated Credit Agreement dated as of December 21, 2004 (the "Credit Agreement"), among Holdings, the Borrower, the Lenders party thereto, the Administrative Agent and JPMORGAN CHASE BANK, N.A., as Syndication Agent.

        WHEREAS pursuant to Section 2.20 of the Credit Agreement, the Borrower has requested that the Tranche B-2 Lenders provide Tranche B-2 Term Loans (such term and each other capitalized term used but not defined herein having the meaning assigned to such term in the Credit Agreement (as amended hereby)) to the Borrower under the Credit Agreement in an aggregate principal amount of $50,000,000;

        WHEREAS the Tranche B-2 Lenders are willing to provide the Tranche B-2 Term Loans to the Borrower on the terms and subject to the conditions set forth herein; and

        WHEREAS J.P. Morgan Securities Inc. ("JPMorgan") and Credit Suisse will act as joint lead arrangers in respect of the Tranche B-2 Term Loans and JPMorgan, Credit Suisse and SunTrust Capital Markets, Inc. will act as joint bookrunners in respect of the Tranche B-2 Term Loans;

        NOW, THEREFORE, Holdings, the Borrower, the Tranche B-2 Lenders and the Administrative Agent hereby agree as follows:

        SECTION 1.    Defined Terms.    As used in this Agreement, the following terms have the meanings specified below:

        "Acquisition" means the Borrower's acquisition of all the outstanding Equity Interests in the Company pursuant to the Stock Purchase Agreement.

        "Company" means CCS Enterprises, Inc., a Delaware corporation.

        "Stock Purchase Agreement" means the Stock Purchase and Sale Agreement dated as of July 7, 2005, among the Company, the shareholders of the Company named therein and the Borrower.

        "Tranche B-2 Commitment" means, with respect to each Tranche B-2 Lender, the commitment of such Tranche B-2 Lender to make a Tranche B-2 Term Loan hereunder on the Tranche B-2 Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B-2 Term Loan to be made by such Tranche B-2 Lender hereunder, as set forth on Schedule 1 hereto.

        "Tranche B-2 Lenders" means the Persons listed on Schedule 1 hereto.

        "Tranche B-2 Effective Date" shall mean July 7, 2005, provided all the conditions set forth or referred to in Section 9 hereof shall have been satisfied on such date.

        SECTION 2.    Commitment.    Subject to the terms and conditions set forth herein, each Tranche B-2 Lender agrees to make a Tranche B-2 Term Loan to the Borrower on the Tranche B-2 Effective Date in a principal amount not exceeding its Tranche B-2 Commitment. The funding of the Tranche B-2 Term Loans on the Tranche B-2 Effective Date shall be consummated at a closing to be held at the offices of Cravath, Swaine & Moore LLP, or at such other place as the Borrower and the Administrative Agent shall agree upon.

        SECTION 3.    Amendments to Section 1.01.    (a) Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

        "Tranche B-1 Term Loan" means a Loan made on the Original Closing Date pursuant to clause (b) of Section 2.01.

        "Tranche B-2 Effective Date" has the meaning set forth in Section 1 of the Tranche B-2 Incremental Facility Amendment.

        "Tranche B-2 Incremental Facility Amendment" means the Incremental Facility Amendment dated as of July 7, 2005, among Holdings, the Borrower, the Lenders party thereto and the Administrative Agent.

        "Tranche B-2 Term Loan" means a Loan made on the Tranche B-2 Effective Date pursuant to Section 2 of the Tranche B-2 Incremental Facility Amendment.

        (b)   The definition of the term "Applicable Rate" in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following text:

        "Applicable Rate" means, for any day (a) with respect to any ABR Loan or Eurodollar Loan that is a Tranche B-1 Term Loan, Tranche B-2 Term Loan or Revolving Loan, as the case may be, the applicable rate per annum set forth below under the caption "Tranche B-1 Term Loan ABR Spread", "Tranche B-1 Term Loan Eurodollar Spread", "Tranche B-2 Term Loan ABR Spread", "Tranche B-2 Term Loan Eurodollar Spread", "Revolving Loan ABR Spread" or "Revolving Loan Eurodollar Spread", as the case may be, based upon the Net Leverage Ratio or, with respect to a Revolving Loan, the Leverage Ratio, in each case, as of the most recent determination date:

Applicable Rates for Tranche B-1 Term Loans

Net Leverage Ratio:	Tranche B-1 Term Loan ABR Spread	Tranche B-1 Term Loan Eurodollar Spread
Category 1
Ratio is greater than 4.25 to 1.00	1.25%	2.25%
Category 2
Ratio is less than or equal to 4.25 to 1.00 but greater than 3.50 to 1.00	1.25%	2.25%
Category 3
Ratio is less than or equal to 3.50 to 1.00 but greater than 3.00 to 1.00	1.25%	2.25%
Category 4
Ratio is less than or equal to 3.00 to 1.00 but greater than or equal to 2.25 to 1.00	1.25%	2.25%
Category 5
Ratio is less than 2.25 to 1.00	1.00%	2.00%

Applicable Rates for Tranche B-2 Term Loans

Leverage Ratio:	Tranche B-2 Term Loan ABR Spread	Tranche B-2 Term Loan Eurodollar Spread
Category 1
Ratio is greater than 4.25 to 1.00	1.00%	2.00%
Category 2
Ratio is less than or equal to 4.25 to 1.00 but greater than 3.50 to 1.00	1.00%	2.00%
Category 3
Ratio is less than or equal to 3.50 to 1.00 but greater than 3.00 to 1.00	1.00%	2.00%
Category 4
Ratio is less than or equal to 3.00 to 1.00 but greater than or equal to 2.25 to 1.00	1.00%	2.00%
Category 5
Ratio is less than 2.25 to 1.00	0.75%	1.75%

Applicable Rates for Revolving Loans

Leverage Ratio:	Revolving Loan ABR Spread	Revolving Loan Eurodollar Spread
Category 1
Ratio is greater than 4.25 to 1.00	2.75%	3.75%
Category 2
Ratio is less than or equal to 4.25 to 1.00 but greater than 3.50 to 1.00	2.50%	3.50%
Category 3
Ratio is less than or equal to 3.50 to 1.00 but greater than 3.00 to 1.00	2.25%	3.25%
Category 4
Ratio is less than or equal to 3.00 to 1.00 but greater than or equal to 2.25 to 1.00	1.75%	2.75%
Category 5
Ratio is less than 2.25 to 1.00	1.75%	2.75%

        For purposes of the foregoing, (i) the Net Leverage Ratio or Leverage Ratio, as applicable, shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b) or, in the case of a fiscal quarter of any fiscal year, a Pricing Certificate, and (ii) each change in the Applicable Rate resulting from a change in the Net Leverage Ratio or Leverage Ratio, as applicable, shall be effective during the period commencing on and including the date that is three Business Days after the date of delivery to the Administrative Agent of such consolidated financial statements or Pricing Certificate indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Net Leverage Ratio or Leverage Ratio, as applicable, shall be deemed to be in Category 1, at the option of the Administrative Agent or at the request of the Required Lenders, (A) at any time that an Event of Default has occurred and is continuing or (B) if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until the third Business Day after such consolidated financial statements are delivered.

        (c)   The definition of the term "Class" in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following text:

        "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Tranche B-1 Term Loans, Tranche B-2 Term Loans or other Incremental Extensions of Credit or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or any Commitment in respect of an Incremental Extension of Credit. Incremental Extensions of Credit that have different terms (together with the Commitments in respect thereof) shall be construed to be in different Classes.

        (d)   The definition of the term "Required Lenders" in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following text:

        "Required Lenders" means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time.

        (e)   The definition of the term "Term Loan Lender" in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following text:

        "Term Loan Lender" means a Lender with an outstanding Term Loan or a Commitment to make a Term Loan.

        (f)    The definition of the term "Term Loan" in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following text:

        "Term Loans" means the Tranche B-1 Term Loans, the Tranche B-2 Term Loans and any additional term loans made after the Tranche B-2 Effective Date pursuant to Section 2.20.

        SECTION 4.    Amendment to Section 2.01.    The first sentence of paragraph (b) of Section 2.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following text:

        The Tranche B-1 Term Loans were made by the Lenders on the Original Closing Date.

        SECTION 5.    Amendments to Section 2.10.    (a) Paragraph (a) of Section 2.10 of the Credit Agreement is hereby deleted in its entirety and replaced with the following text:

        (a)   Subject to adjustment pursuant to paragraph (c) of this Section, the Borrower shall repay Tranche B-1 Term Borrowings and Tranche B-2 Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date in the table below for the Tranche B-1 Term Borrowings and Tranche B-2 Term Borrowings, respectively:

Tranche B-1 Term Borrowings

Date	Amount
March 31, 2005	$250,000
June 30, 2005	250,000
September 30, 2005	250,000
December 30, 2005	250,000
March 31, 2006	250,000
June 30, 2006	250,000
September 29, 2006	250,000
December 29, 2006	250,000
March 30, 2007	250,000
June 29, 2007	250,000
September 28, 2007	250,000
December 31, 2007	250,000
March 31, 2008	250,000
June 30, 2008	250,000
September 30, 2008	250,000
December 31, 2008	250,000
March 31, 2009	250,000
June 30, 2009	250,000
November 30, 2009	250,000
December 31, 2009	250,000
March 31, 2010	250,000
June 30, 2010	250,000
September 30, 2010	250,000
December 31, 2010	94,250,000

Tranche B-2 Term Borrowings

Date	Amount
September 30, 2005	$100,000
December 30, 2005	100,000
March 31, 2006	100,000
June 30, 2006	100,000
September 29, 2006	100,000
December 29, 2006	100,000
March 30, 2007	100,000
June 29, 2007	100,000
September 28, 2007	100,000
December 31, 2007	100,000
March 31, 2008	100,000
June 30, 2008	100,000
September 30, 2008	100,000
December 31, 2008	100,000
March 31, 2009	100,000
June 30, 2009	100,000
November 30, 2009	100,000
December 31, 2009	100,000
March 31, 2010	100,000
June 30, 2010	100,000
September 30, 2010	100,000
December 31, 2010	47,900,000

        (b)   Paragraph (c) of Section 2.10 of the Credit Agreement is hereby deleted in its entirety and replaced with the following text:

        Any prepayment of a Tranche B-1 Term Borrowing, Tranche B-2 Term Borrowing or other Incremental Extension of Credit shall be (i) in the case of prepayments made pursuant to Section 2.11(a), allocated between the Tranche B-1 Term Borrowings, Tranche B-2 Term Borrowings and other Incremental Extensions of Credit of each Class as directed by the Borrower and applied, in the case of each Class of Term Borrowings or Incremental Extensions of Credit, to reduce the remaining subsequent scheduled repayments of the Term Borrowings or Incremental Extensions of Credit of such Class, as applicable, pursuant to this Section in direct order of maturity and (ii) in the case of prepayments made pursuant to Section 2.11(c), Section 2.11(d) or Section 6.01(a)(viii), allocated between the Tranche B-1 Term Borrowings, Tranche B-2 Term Borrowings and other Incremental Extensions of Credit of each Class ratably and applied (x) in the case of Tranche B-1 Term Borrowings and Tranche B-2 Term Borrowings, to reduce the subsequent scheduled repayments of the Tranche B-1 Term Borrowings and Tranche B-2 Term Borrowings, respectively, to be made pursuant to this Section ratably and (y) in the case of other Incremental Extensions of Credit, as agreed in the applicable Incremental Facility Amendment implementing such Incremental Extension of Credit.

        SECTION 6.    Amendment to Section 2.11.    Section 2.11(g) of the Credit Agreement is hereby deleted in its entirety and replaced with the following text:

        All voluntary prepayments of the Tranche B-1 Term Loans and, to the extent provided in the Incremental Facility Amendment with respect to the Incremental Extensions of Credit of any Class (other than the Tranche B-2 Term Loans), the Incremental Extensions of Credit of such Class, in each case effected on or prior to the first anniversary of the Restatement Effective Date with the proceeds of a substantially concurrent issuance or incurrence of new term loans under this Agreement, as amended, amended and restated, supplemented, waived or otherwise modified from time to time (excluding a refinancing of all the facilities outstanding under this Agreement in connection with another transaction not permitted by this Agreement (as determined prior to giving effect to any amendment or waiver of this Agreement being adopted in connection with such transaction)), shall be accompanied by a prepayment fee equal to 1.00% of the aggregate amount of such prepayments if the Applicable Rate (or similar interest rate spread) applicable to such new term loans is or, upon the satisfaction of certain conditions, could be less than the Applicable Rate applicable to the Term Loans on the Restatement Effective Date.

        SECTION 7.    Amendment to Section 6.03.    Section 6.03 of the Credit Agreement is hereby amended by adding the following paragraph at the end of such Section:

        (e)   Riverton Machine & Foundry, Inc., a Kentucky corporation, will not engage in any business or activity and will not own or acquire any assets (other than assets with an aggregate value not in excess of $100,000) or incur any liabilities (other than liabilities under the Loan Documents, liabilities in respect of Guarantees permitted by Section 6.01, liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence) until the Administrative Agent has received favorable written opinions (addressed to the Administrative Agent and the Lenders) of counsel (including local counsel in Kentucky) covering such matters regarding Riverton Machine & Foundry, Inc., its execution, delivery and performance of a supplement to the Collateral Agreement and the perfection of the Liens on its assets granted pursuant thereto as are addressed by the opinions of Paul, Weiss, Rifkind, Wharton & Garrison LLP, Dechert LLP and Crowe & Dunlevy, P.C. delivered to the Administrative Agent and the Lenders on the Tranche B-2 Effective Date with respect to the Subsidiary Loan Parties referred to in such opinions and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

        SECTION 8.    Amendment to Section 9.02.    Clause (B) of the second proviso to Section 9.02(b)(viii) of the Credit Agreement is hereby deleted in its entirety and replaced with the following text:

  (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Term Loan Lenders) or the Term Loan Lenders of any Class (but not the Revolving Lenders and the Term Loan Lenders of each other Class) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time.

        SECTION 9.    Conditions.    The obligations of the Lenders to make the Tranche B-2 Term Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied:

        (a)   The Administrative Agent (or, in the case of clause (ii) below, its counsel) shall have received (i) from the Borrower, at or prior to the time required by Section 2.03 of the Credit Agreement, a Borrowing Request with respect to the Borrowing of the Tranche B-2 Term Loans that complies with the requirements of Section 2.03 of the Credit Agreement (treating each reference in such Section to a Revolving Borrowing as a reference to a Tranche B-2 Term Borrowing for purposes of this paragraph) and pursuant to which the Borrower agrees that the provisions of Section 2.16 of the Credit Agreement shall apply to any failure by the Borrower to borrow the Tranche B-2 Term Loans on the Tranche B-2 Effective Date and (ii) from each party hereto, either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Amendment.

        (b)   The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Tranche B-2 Effective Date) of each of (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for Holdings and the Borrower, substantially in the form of Exhibit A hereto, (ii) Dechert LLP, substantially in the form of Exhibit B hereto and (iii) Crowe & Dunlevy, P.C., in form and substance reasonably satisfactory to the Administrative Agent. Holdings and the Borrower hereby request such counsel to deliver such opinions.

        (c)   The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party (including the Company and its subsidiaries), the authorization of the Transactions and any other legal matters relating to the Loan Parties (including the Company and its subsidiaries), the Loan Documents or the Acquisition, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

        (d)   On the Tranche B-2 Effective Date, (i) the conditions set forth in Section 4.02 of the Credit Agreement shall be satisfied, (ii) on a Pro Forma Basis, as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, (A) the Borrower shall be in compliance with the covenants contained in Sections 6.12 and 6.13 of the Credit Agreement and (B) the Net Senior Secured Leverage Ratio shall be less than 2.50 to 1.00 and (iii) the Administrative Agent shall have received a certificate, dated the Tranche B-2 Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in clauses (i) and (ii) of this paragraph.

        (e)   The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Tranche B-2 Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

        (f)    The Collateral Agent shall have received (i) all documents and instruments required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Documents after giving effect to the Acquisition and the Tranche B-2 Term Loans, (ii) the results of (A) bring-down searches of the Uniform Commercial Code filings made with respect to the Loan Parties and (B) searches of the Uniform Commercial Code filings made with respect to the Company and its subsidiaries in the jurisdictions contemplated by the update to the Perfection Certificate referenced in clause (iii) of this paragraph and (iii) a completed update to the Perfection Certificate dated the Tranche B-2 Effective Date (which shall include all relevant information regarding the Company and its subsidiaries) and signed by an executive officer or Financial Officer of the Borrower, together with all attachments contemplated thereby.

        (g)   The proceeds of the Tranche B-2 Term Loans shall be applied simultaneously with or immediately following the funding of the Tranche B-2 Term Loans to pay the purchase price for the Acquisition, which shall be consummated in accordance with applicable law, the Stock Purchase Agreement and all other related documentation (without giving effect to any amendments or waivers to or for such documents that are adverse to the Lenders). The Administrative Agent shall have received copies of the Stock Purchase Agreement and all certificates, opinions and other documents delivered thereunder, certified by a Financial Officer as being complete and correct.

        (h)   There shall not have occurred (a) any change, event or effect that, individually or together with other adverse changes, events or effects, (i) is or would reasonably be expected to be materially adverse to the condition (financial or otherwise), results of operations, assets, liabilities or business of the Company and its subsidiaries, taken as a whole, since November 30, 2004, or (ii) would have a material adverse effect on the ability of the Sellers (as defined in the Stock Purchase Agreement) to consummate the transactions contemplated by the Stock Purchase Agreement, except, in the case of clause (i), for any change, event or effect to the extent arising from or relating to (A) the United States or the global economy or securities markets in general (and which is not specific to the Business (as defined in the Stock Purchase Agreement) and which does not affect the Business disproportionately as compared to other companies which are in the same business as the Company and its subsidiaries) or (B) the industry in which the Company and its subsidiaries operate generally (and which is not specific to the Business and which does not affect the Business disproportionately as compared to other companies which are in the same business as the Company and its subsidiaries).

        (i)    A Reaffirmation Agreement substantially in the form of Exhibit C hereto shall have been delivered by each party thereto.

Notwithstanding the foregoing, the obligations of the Tranche B-2 Lenders to make Tranche B-2 Term Loans shall not become effective unless each of the foregoing conditions is satisfied at or prior to 5:00 p.m., New York City time, on July 7, 2005 (and, in the event such conditions are not so satisfied, this Agreement shall terminate at such time).

        SECTION 10.    Representations and Warranties.    Each of Holdings and the Borrower represents and warrants to the Administrative Agent, to the Tranche B-2 Lenders and to each of the other Lenders that:

        (a)   This Amendment has been duly authorized, executed and delivered by each of Holdings and the Borrower and constitutes a legal, valid and binding obligation of Holdings and the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

        (b)   The representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects on and as of the Tranche B-2 Effective Date (unless stated to relate to a specific earlier date, in which case such representation and warranty is true and correct in all material respects as of such earlier date).

        (c)   Immediately after giving effect to this Amendment, no Default shall have occurred and be continuing.

        (d)   The Acquisition constitutes a Permitted Acquisition.

        SECTION 11.    Effectiveness; Counterparts; Amendments.    This Amendment shall become effective when copies hereof that, when taken together, bear the signatures of Holdings, the Borrower, the Administrative Agent and the Tranche B-2 Lenders shall have been received by the Administrative Agent. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by Holdings, the Borrower, the Administrative Agent and the requisite Lenders under Section 9.02 of the Credit Agreement (after giving effect to this Amendment). This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Amendment constitutes an "Incremental Facility Amendment", the Tranche B-2 Lenders constitute Lenders and the Reaffirmation Agreement constitutes a Loan Document, in each case for all purposes of the Credit Agreement and the other Loan Documents. The

Administrative Agent and the Borrower acknowledge and agree that the Tranche B-2 Lenders are satisfactory to them.

        SECTION 12.    Except as expressly set forth herein, this Amendment (a) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, Holdings or the Borrower under the Credit Agreement or any other Loan Document and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle Holdings or the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. After the Tranche B-2 Effective Date, any reference in the Loan Documents to the Credit Agreement shall mean the Credit Agreement as modified hereby.

        SECTION 13.    Notices.    All notices hereunder shall be given in accordance with the provisions of Section 9.01 of the Credit Agreement.

        SECTION 14.    Applicable Law; Waiver of Jury Trial.    (A) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

        (B)    EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 9.10 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

INTERLINE BRANDS, INC., a Delaware corporation,
by	/s/ THOMAS J. TOSSAVAINEN Name: Thomas J. Tossavainen Title: Chief Financial Officer
INTERLINE BRANDS, INC., a New Jersey corporation,
by	/s/ THOMAS J. TOSSAVAINEN Name: Thomas J. Tossavainen Title: Chief Financial Officer

CREDIT SUISSE, CAYMAN ISLANDS BRANCH (formerly known as Credit Suisse First Boston, acting through its Cayman Islands branch), individually and as Administrative Agent,
by	/s/ BRIAN T. CALSWELL Name: Brian T. Caldwell Title: Director
by	/s/ GREGORY S. RICHARDS Name: Gregory S. Richards Title: Associate

JPMORGAN CHASE BANK, N.A.,
by	/s/ NEIL R. BOYLAN Name: Neil R. Boylan Title: Managing Director

SUNTRUST BANK,
by	/s/ PETER C. VAKY Name: Peter C. Vaky Title: Managing Director

SIGNATURE PAGE TO INCREMENTAL FACILITY AMENDMENT DATED AS OF JULY 7, 2005, AMONG INTERLINE BRANDS, INC., A DELAWARE CORPORATION, INTERLINE BRANDS, INC., A NEW JERSEY CORPORATION, THE TRANCHE B-2 LENDERS PARTY THERETO AND CREDIT SUISSE, CAYMAN ISLANDS BRANCH, AS ADMINISTRATIVE AGENT.
Institution:

by
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